UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2012

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 South Tryon Street, Charlotte, North Carolina  28202

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Settlement Agreement with North Carolina Attorney General

On December 3, 2012, Duke Energy Corporation (“Duke Energy” or the “Company”) reached an agreement (the “Settlement Agreement”) with the North Carolina Attorney General (“AG”) regarding the investigation initiated by the AG following the merger between the Company and Progress Energy, Inc. (the “AG’s Investigation”).

The Company and AG’s office desire to resolve all matters and issues involved in the AG’s Investigation without further litigation and expense and to move forward in a positive manner.  The Company expressly denies that it engaged in any illegalities or improper acts, and the AG’s acceptance of the Settlement Agreement should not be construed as, or deemed to be, approval of any of the Company’s conduct.  Pursuant to the Settlement Agreement, the Settling Parties agreed to the following terms.

•                                          The AG will not object to the settlement agreement by and among the Company, the North Carolina Utilities Commission (“NCUC”) Staff and the North Carolina Public Staff (the “NCUC Settlement Agreement”), previously entered into by such parties and orally approved by the NCUC.

•                                          The Company and AG agree that the AG preserves all of his procedural rights to make any argument or objections in all rate cases filed by the Company after the date of the Settlement Agreement.  In addition, the AG abstains from any consideration of Paragraphs F and H of the NCUC Settlement Agreement.

•                                          The Company will comply with all applicable provisions in Chapter 62 and the NCUC’s applicable rules and regulations pertaining to the provision of truthful and complete information to the Commission.

•                                          The Regulatory Policy and Operations Committee (“RPOC”) of the Board of Directors of the Company, or the Chair of the RPOC, will meet with the AG on a periodic basis at his request.

•                                          The Company, at no cost to customers, will retain an independent entity to conduct a survey of all of the Company’s North Carolina customers to determine their level of satisfaction with their electric utility service and solicit from them how service could be improved.   The Company will provide the AG’s office with a report detailing and summarizing the results of that survey, along with any actions the Company plans to take in response to the survey.

•                                          The Company, at no cost to customers, will retain an independent entity to conduct a survey of its employees, seeking feedback from such employees regarding merger integration and post-merger operations of the Company.  The Company will provide the AG’s office with a report detailing and summarizing the results of that survey, along with any actions the Company plans to take in response to the survey.

•                                          The Company will designate a specific point of contact within the Company as the liaison with the AG’s office, in order to meet periodically with the AG’s office and facilitate communication of consumer-related information to the AG’s office.

•                                          The Company will pay $250,000 to the AG’s office for attorneys’ fees and otherwise defraying the costs of the AG’s Investigation.

•                                          The Company will not seek to include or charge the Company’s North Carolina customers for any of the attorneys’ fees or other costs or expenses the Company incurred as a result of the AG’s Investigation.

•                                          The AG’s office will discontinue further activity in its Investigation against the Company and any individuals acting on behalf of the Company.

The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Settlement Agreement dated December 3, 2012 between Duke Energy Corporation and the North Carolina Attorney General

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: December 3, 2012	By:	/s/ Steven K. Young
	Name:	Steven K. Young
	Title:	Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit	Description

10.1	Settlement Agreement dated December 3, 2012 between Duke Energy Corporation and the North Carolina Attorney General